UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2025

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way,
Reston,	Virginia	20190
(Address of principal executive offices)		(Zip Code)
(703) 948-3200
(Registrant's Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VRSN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2025, Dr. Timothy Tomlinson, 75, submitted his resignation to the Board of Directors of VeriSign, Inc. (the “Company”), for personal reasons related to his family and other business interests.
The Board wishes to recognize Dr. Tomlinson’s long-standing contributions to the Company dating back to its founding and wishes him only the best in the future. Jim Bidzos, Founder, Executive Chairman, Chief Executive Officer and President of the Company, said, “Dr. Tomlinson’s service to the Board since the Company’s founding in 1995 contributed substantially to the Company’s success including his Audit Committee service and leadership, which promoted a culture of compliance so important to our Company.”
Dr. Tomlinson’s retirement did not result from any disagreement with the Company concerning any matter relating to its operations, policies, or practice. In connection with Dr. Tomlinson’s retirement, the Board is expected to appoint a Lead Independent Director and decrease the size of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: November 25, 2025	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary